               ALLIANCE MUNICIPAL INCOME FUND, INC

                 DISTRIBUTION SERVICES AGREEMENT

         Agreement made as of the 22nd day of July, 1992, as amended April 30, 1993 between Alliance Municipal Income Fund, Inc., a Maryland Corporation (the "Fund"), and Alliance Fund Distributors, Inc., a Delaware corporation (the "Underwriter").

                      W i t n e s s e t h:

         Whereas, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company and it is in the interest of the Fund to offer its shares for sale continuously;

         Whereas, the Underwriter is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

         Whereas, the Fund and the Underwriter wish to enter into an amended agreement with each other with respect to the continuous offerings of the Fund's shares in order to promote the growth of the Fund and facilitate the distribution of its shares;

Now, Therefore, the parties agree as follows:

         Section 1. Appointment of the Underwriter. The Fund hereby appoints the Underwriter as the principal underwriter and distributor of the Fund to sell to the public shares of its Class A Common Stock (the "Class A shares"), Class B Common Stock (the "Class B shares") and Class C Common Stock (the "Class C shares") (the Class A shares, Class B shares and Class C shares being collectively referred to herein as the "shares") and hereby agrees during the term of this Agreement to sell shares to the. Underwriter upon the terms and conditions herein set forth.

         Section 2. Exclusive Nature of Duties. The Underwriter shall be the exclusive representative of the Fund to act as principal underwriter and distributor except that the rights given under this Agreement to the Underwriter shall not apply to shares issued in connection with (a) the merger or consolidation of any other investment company with the Fund, (b) the Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or (c) the reinvestment in shares by the Fund's shareholders of dividends or other distributions.




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         Section 3.  Purchase of Shares from the Fund.

         (a) The Underwriter shall have the right to buy from the Fund the shares needed to fill unconditional orders for shares of the Fund placed with the Underwriter by investors or securities dealers, depository institutions or other financial intermediaries acting as agent for their customers. The price which the Underwriter shall pay for the shares so purchased from the Fund shall be the net asset value, determined as set forth in
Section 3(d) hereof, used in determining the public offering price on which such orders are based.

         (b) The shares are to be resold by the Underwriter to investors at a public offering price, as set forth in Section 3(c) hereof, or to securities dealers, depository institutions or other financial intermediaries acting as agent for their customers having agreements with the Underwriter upon the terms and conditions set forth in Section 8 hereof.

         (c) The public offering price(s) of the shares, i.e., the price per share at which the Underwriter or selected dealers or agents (each as defined in Section 8(a) below) may sell shares of each of the Fund's portfolios to the public, shall be the public offering price(s) as set forth in the then current Prospectus and Statement of Additional Information of the Fund (the "Prospectus and Statement of Additional Information," respectively) under the Securities Act of 1933, as amended (the "Securities Act"), relating to such shares, but not to exceed the net asset value at which the Underwriter is to purchase such shares, plus, in the case of the Class A shares, a front-end sales charge equal to a specified percentage or percentages of the public offering price of Class A shares as set forth in the Prospectus. Class A shares may be sold to certain classes of persons at a reduced sales charge or without such a sales charge as from time to time set forth in the Prospectus and Statement of Additional Information. All payments to the Fund hereunder shall be made in the manner set forth in Section 3(f) hereof.

         (d) The net asset value of shares of the Fund shall be determined by the Fund, or any agent of the Fund, as of the close of regular trading on the New York Stock Exchange on each Fund business day in accordance with the method set forth in the Prospectus and Statement of Additional Information and guidelines established by the Directors of the Fund.

         (e) The Fund reserves the right to suspend the offering of its shares at any time, in the absolute discretion of its Directors.

         (f) The Fund, or any agent of the Fund designated in writing to the Underwriter by the Fund, shall be promptly advised


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by the Underwriter of all purchase orders for shares received by the Underwriter. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Fund (or its agent) of payment thereof, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Underwriter. Payment shall be made to the Fund in New York Clearing House funds. The Underwriter agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

         Section 4.  Repurchase or Redemption of Shares by the
Fund.

         (a) Any of the outstanding shares may be tendered for redemption at any time, and the Fund agrees to redeem or repurchase the shares so tendered in accordance with its obligations as set forth in Section (3) of ARTICLE FIFTH of its Articles of Incorporation and in accordance with the applicable provisions set forth in the Prospectus and Statement of Additional Information. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(d) hereof less, in the case of Class B shares, a deferred sales charge equal to a specified percentage or percentages of the net asset value of the Class B shares or their cost, whichever is less. Class B shares that have been outstanding for a specified period of time may be redeemed without payment of a deferred sales charge as from time to time set forth in the Prospectus. All payments by the Fund hereunder shall be made in the manner set forth below. The redemption or repurchase by the Fund of any of the Class A shares purchased by or through the Underwriter will not affect the sales charge secured by the Underwriter or any selected dealer or compensation paid to any selected agent (unless such selected dealer or selected agent has otherwise agreed with the Underwriter), in the course of the original sale, regardless of the length of the time period between purchase by an investor and his tendering for redemption or repurchase.

         The Fund (or its agent) shall pay the total amount of the redemption price and, except as may be otherwise required by the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and any interpretations thereof ("NASD rules and interpretations"), deferred sales charges, if any, as defined in the above paragraph, pursuant to the instructions of the Underwriter in New York Clearing House funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form.



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         (b)  Redemption of shares or payment may be suspended at
times when the New York Stock Exchange is closed, when trading thereon is closed, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

         Section 5.  Plan of Distribution.

         (a) It is understood that Sections 5, 12, and 16 hereof, together constitute a plan of distribution (the "Plan") within the meaning of Rule 12b-1 adopted by the Securities and Exchange Commission under the Investment Company Act ("Rule 12b-
111).

         (b) Except as may be required by NASD rules and interpretations, the Fund will pay to the Underwriter each month a distribution services fee with respect to each portfolio of the Fund ("Portfolio") that will not exceed, on an annualized basis,
 .30% of the aggregate average daily net assets of the Fund attributable to the Class A shares, 1.00% of the aggregate average daily net assets of the Fund attributable to the Class B shares and 1.00% of the aggregate average daily net assets of the Fund attributable to the Class C shares. With respect to each Portfolio, the distribution services fee will be used in its entirety by the Underwriter to make payments (i) to compensate broker-dealers or other persons for providing distribution assistance, (ii) to otherwise promote the sale of shares of each Portfolio, including payment for the preparation, printing and distribution of prospectuses and sales literature or other promotional activities, and (iii) to compensate broker-dealers, depository institutions and other financial intermediaries for providing administrative, accounting and other services with respect to each Portfolio's stockholders. A portion of the distribution services fee that will not exceed, on an annualized basis, .25% of the aggregate average daily net assets of the Fund attributable to each of the Class A shares, Class B shares and Class C shares will constitute a service fee that will be used by the Underwriter for personal service and/or the maintenance of shareholder accounts within the meaning of NASD rules and interpretations.

         (c) Alliance Capital Management L.P., the Fund's adviser (the "Adviser"), may from time to time make payments from its own resources for the purposes described in Section 5(b) hereof.

         (d) Payments to broker-dealers, depository institutions and other financial intermediaries for the purposes set forth in


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Section 5(b) are subject to the terms and conditions of the written agreements between the Underwriter and each broker-dealer, depository institution or other financial intermediary. Such agreements will be in a form satisfactory to the Directors of the Fund.

         (e) The Treasurer of the Fund will prepare and furnish to the Directors, and the Directors will review, at least quarterly, a written report complying with the requirements of Rule 12b-1 setting forth all amounts expended hereunder and the purposes for which such expenditures were made.

         (f) The Fund is not obligated to pay any distribution expense in excess of the distribution services fees described above in Section 5(b) hereof. Any expenses of distribution of the Fund's Class A shares accrued by the Underwriter in one fiscal year of the Fund may not be paid from distribution services fees received from the Fund in respect of Class A shares in another fiscal year. Any expenses of distribution of the Fund's Class B shares or Class C shares accrued by the Underwriter in one fiscal year of the Fund may be carried forward and paid from distribution services fees received from the Fund in respect of such class of shares in another fiscal year. No portion of the distribution services fees received from the Fund in respect of Class A shares may be used to pay any interest expense, carrying charges or other financing costs or allocation of overhead of the Underwriter. The distribution services fees received from the Fund in respect of Class B shares and Class C shares may be used to pay interest expenses, carrying charges and other financing costs or allocation of overhead of the Underwriter to the extent permitted by Securities and Exchange Commission rules, regulations or Securities and Exchange Commission staff no-action or interpretative in effect from time to time. In the event this Agreement is terminated by either party or is not continued with respect to a class as provided in
Section 12 below: (i) no distribution services fees (other than current amounts accrued but not yet paid) will be owed by the Fund to the Underwriter with respect to that class, and (ii) the Fund will not be obligated to pay the Underwriter for any amounts expended hereunder not previously reimbursed by the Fund from distribution services fees in respect of shares of such class or recovered through deferred sales charges described in Section 4(a) above. The distribution services fee of a particular class may not be used to subsidize the sale of shares of any other class.

         Section 6.  Duties of the Fund.

         (a) The Fund shall furnish to the Underwriter copies of all information, financial statements and other papers that the Underwriter may reasonably request for use in connection with the


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distribution of shares of the Fund, and this shall include one certified copy, upon request by the Underwriter, of all financial statements prepared for the Fund by independent public accountants. The Fund shall make available to the Underwriter such number of copies of the Prospectus as the Underwriter shall reasonably request.

         (b) The Fund shall take, from time to time, but subject to the necessary approval of its stockholders, all necessary action to fix the number of authorized shares and such steps as may be necessary to register the same under the Securities Act, to the end that there will be available for sale such number of shares as the Underwriter reasonably may be expected to sell.

         (c) The Fund shall use its best efforts to qualify and maintain the qualification of' an appropriate number of its shares under the securities laws of such states as the Underwriter and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 9(b) hereof, the expense of qualification and maintenance of qualification shall be borne by the Fund. The Underwriter Shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

         (d) The Fund will furnish, in reasonable quantities upon request by the Underwriter, copies of annual and interim reports of the Fund.

         Section 7.  Duties of the Underwriter.

         (a) The Underwriter shall devote reasonable time and effort to effect sales of shares of the Fund, but shall not be obligated to sell any specific number of shares. The services of the Underwriter to the Fund hereunder are not to be deemed exclusive and nothing in this Agreement. shall prevent the Underwriter from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

         (b) In selling shares of' the Fund, the Underwriter shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Underwriter, any selected dealer, any selected agent nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in. the Fund's Registration Statement (the "Registration Statement"), as amended from time to time, under the Securities Act and Investment Company Act or the Prospectus and Statement of



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Additional Information or any sales literature specifically approved in writing by the Fund.

         (c) The Underwriter shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

         Section 8.  Selected Dealer and Agent Agreements.

         (a) The Underwriter shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of shares and fix therein the portion of the sales charge that may be allocated to the selected dealers and selected agents; provided, that the Fund shall approve the forms of agreements with selected dealers and selected agents and the selected dealer and selected agent compensation set forth therein and shall evidence such approval by filing said forms and amendments thereto as exhibits to its then currently effective Registration Statement. Shares sold to selected dealers or through selected agents shall be for resale by such selected dealers and selected agents only at the public offering price set forth in the Prospectus and Statement of Additional Information.

         (b) Within the United States, the Underwriter shall offer and sell shares only to such selected dealers as are members in good standing of the NASD.

         Section 9.  Payment of Expenses.

         (a) The Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of its Registration Statement and Prospectus and Statement of Additional Information, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to stockholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, annual or interim reports or proxy materials).

         (b) The Fund shall bear the cost of expenses of qualification of shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Fund as an issuer or as a broker or dealer, in such states of the United States or


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other jurisdiction as shall be selected by the Fund and the
Underwriter pursuant to Section 6(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification pursuant to Section 6(c) hereof.

         Section 10.  Indemnification.

         (a) The Fund agrees to indemnify, defend and hold the Underwriter, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter or any such controlling person may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Fund's Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect the Underwriter against any liability to the Fund or its security holders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Underwriter's reckless disregard of its obligations and duties under this Agreement. The Fund's agreement to indemnify the Underwriter and any such controlling person as aforesaid is expressly conditioned upon the Fund's being notified of the commencement of any action brought against the Underwriter or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in New York, New York, and sent to the Fund by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure to so notify the Fund of the commencement of any such action shall not relieve the Fund from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this Section 10. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by the Fund and approved by the Underwriter. In the event the Fund does not elect to assume the defense of any such suit and retain counsel of good standing approved by the Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but


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in case the Fund does not elect to assume the defense of any such suit, or in case the Underwriter does not approve of counsel chosen by the Fund, the Fund will reimburse the Underwriter or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Underwriter or such persons. The indemnification agreement contained in this Section 10 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person and shall survive the sale of any of the Fund's shares made pursuant to subscriptions obtained by the Underwriter. This agreement of indemnity will inure exclusively to the benefit of the Underwriter, to the benefit of its successors and assigns, and to the benefit of any controlling persons and their successors and assigns. The Fund agrees promptly to notify the Underwriter of the commencement of any litigation or proceeding against the Fund in connection with the issue and sale of any of its shares.

         (b) The Underwriter agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the Securities Act, free and harmless from and"against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers, directors or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability, or expense incurred by the Fund, its officers and directors or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Fund for use in its Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Securities Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or Statement of Additional Information or necessary to make such information not misleading. The Underwriter's agreement to indemnify the Fund, its officers and directors, and any such controlling person as aforesaid is expressly conditioned upon the Underwriter being notified of the commencement of any action brought against the Fund, its officers or directors or any such controlling person, such notification to be given by letter or telegram addressed to the Underwriter at its principal office in New York, and sent to the Underwriter by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The Underwriter shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon

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such alleged misstatement or omission on its part, and in any other event the Underwriter and the Fund, and their officers and directors or such controlling person, shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify the Underwriter of the commencement of any such action shall not relieve the Underwriter from any liability which it may have to the Fund, to its officers and directors, or to such controlling person by reason of any such untrue statement or omission on the part of the Underwriter otherwise than on account of the indemnity agreement contained in this Section 10.

         Section 11.  Notification by the Fund.

         The Fund agrees to advise the Underwriter immediately:

         (a)  of any request by the Securities and Exchange
Commission for amendments to the Fund's Registration Statement, Prospectus or Statement of Additional Information or for additional information,

         (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Fund's Registration Statement, Prospectus or Statement of Additional Information or the initiation of any proceeding for that purpose,

         (c) of the happening of any material event which makes untrue any statement made in the Fund's Registration Statement, Prospectus or Statement of Additional Information or which requires the making of a change in any one thereof in order to make the statements therein not misleading, and

         (d) of all actions of the Securities and Exchange Commission with respect to any amendments to the Fund's Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the securities and Exchange commission under the Securities Act.

         Section 12.  Term of Agreement.

         (a) This Agreement shall become effective on the date hereof and shall continue in effect until September 30, 1993 and thereafter for successive twelve-month periods (computed from each October 1) with respect to each class or a Portfolio; provided, however, that such continuance is specifically approved at least annually by the Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities (as defined in the Investment Company Act) of that class or Portfolio, and, in either case, by a majority of the Directors of the Fund who are not parties to this Agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as directors of the Fund) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related, thereto; provided further, however, that if the continuation of this Agreement is not approved as to a class or a Portfolio, the Underwriter may continue to render to such class or Portfolio the services described herein in the manner and to the extent permitted by the Investment Company Act and the rules and regulations thereunder. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof. This Agreement may be terminated (i) by the Fund with respect to any class or Portfolio at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of such class or Portfolio, or by a vote of a majority of the Directors of the Fund who are not interested persons, as defined in the Investment Company Act, of the Fund and have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto, in any such event on 60 days' written notice to the Underwriter; provided, however, that no such notice shall be required if such termination is stated by the Fund to relate only to Sections 5 and 16 hereof (in which event Sections 5 and 16 shall be deemed to have been severed herefrom and all other provisions of this Agreement shall continue in full force and effect), or (ii) by the Underwriter with respect to any Portfolio on 60 days' written notice to the Fund.

         (b) This Agreement may be amended at any time with the approval of the Directors of the Fund, provided that (i) any material amendments of the terms hereof will become effective only upon approval as provided in the first proviso of the first sentence of Section 12(a) hereof, and (ii) any amendment to increase materially the amount to be expended for distribution services fees pursuant to Section 5(b) hereof will be effective only upon the additional approval by a vote of a majority of the outstanding voting securities as defined in the Investment Company Act of the class or Portfolio affected.

         Section 13. No Assignment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms "transfer", "assignment", and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

         Section 14. Notices. Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if sent by registered mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by such other party to the party given notice, and unless and until changed pursuant to the foregoing provisions hereof addressed to the Fund or the Underwriter.

         Section 15. Governing Law. The provisions of this Agreement shall be, to the extent applicable, construed and interpreted in accordance with the laws of the State of New York.
         Section 16. Disinterested Directors of the Fund. While the Agreement is in effect, the selection and nomination of the Directors who are not "interested persons" of the Fund (as defined in the Investment Company Act) will be committed to the discretion of such disinterested Directors.

         In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

                        Alliance Municipal Income Fund, Inc.


                        By        /s/David H. Dievler
                             ________________________________
                                  David H. Dievler
                                  Chairman and President


                        Alliance Fund Distributors, Inc.


                        By        /s/Robert L. Errico
                             ________________________________
                                  Robert L. Errico
                                  President

Accepted as to Sections 5, 12 and 16:
    as of July 22, 1992, as amended April 30, 1993.

Alliance Capital Management L.P.
By Alliance Capital Management Corporation,
General Partner

By  /s/ John D. Carifa
  _____________________________
         John D. Carifa
    Executive Vice President






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